Contact:	Dick Hobbs (414) 347-3836
Sensient Technologies Corporation
Reports Earnings for the Year Ended December 31, 2006
Earnings Increase Sharply on Strong Revenues
Flavors & Fragrances Group Achieves Record Results
     MILWAUKEE—February 12, 2007—Sensient Technologies Corporation (NYSE: SXT) reported that its consolidated revenue for the year ended December 31, 2006, increased 7.3% to $1.1 billion. Fourth quarter revenue for 2006 was up 7.9% to $272.8 million. The increase in annual revenue was driven by higher Color segment sales and record sales within the Flavors & Fragrances segment. Foreign currency exchange rates had a favorable impact on revenue of .9% and 3.1%, respectively, for the year and the fourth quarter.
     Diluted earnings per share for the twelve months ended December 31, 2006, increased 25.2% to $1.44 compared to $1.15 per share before 2005 restructuring and other charges of $.21 per share. Diluted earnings per share for the fourth quarter of 2006 rose 37.5% to $.33 compared to $.24 reported in the prior year’s fourth quarter before the 2005 restructuring and other charges. Reported earnings per share for the 2005 full year and fourth quarter were $.94 and $.03, respectively, when restructuring and other charges of $.21 per share are included.
     “Our major business segments enjoyed good volume growth and improved product mix during 2006,” said Kenneth P. Manning, Chairman, President and CEO of Sensient Technologies Corporation. “This was an outstanding year and I expect our businesses to continue to perform well in 2007.”
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Sensient Technologies Corporation Earnings Release — Year ended December 31, 2006 February 12, 2007	Page 2
BUSINESS REVIEW
     The Flavors & Fragrances Group achieved record results in 2006, as revenue for the twelve months increased 9.4% to $733.4 million and operating income increased 26.7% to $104.5 million. Flavors & Fragrances Group revenue grew 9.4% to $185.0 million in the quarter ended December 31, 2006, compared to $169.1 million in the prior year’s fourth quarter. Quarterly operating income jumped 42.8% to $27.0 million compared to $18.9 million in the fourth quarter of 2005.
     Flavors & Fragrances Group revenue in the year and the quarter benefited from higher volumes and improved pricing, particularly in the United States. Flavor sales in Latin America and sales within the Fragrances product line were also up. Profit was boosted by higher sales, improved product mix and the Company’s cost reduction efforts.
     Color Group revenue for the twelve months ended December 31, 2006, increased 3.0% to $350.2 million and operating income was up 9.6% to $59.4 million. Color Group revenue for the fourth quarter increased 6.0% to $83.4 million from the comparable quarter in 2005. Fourth quarter operating income rose to $13.8 million, an increase of 19.1% from the 2005 fourth quarter. Annual and quarterly revenues reflect solid growth within the Group’s cosmetic and food and beverage product lines. Higher sales drove the increase in operating income, which was enhanced by favorable product mix and an improved cost structure.
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Sensient Technologies Corporation Earnings Release — Year ended December 31, 2006 February 12, 2007	Page 3
2007 OUTLOOK
     Sensient expects reported 2007 diluted earnings per share to be between $1.52 and $1.54.
CONFERENCE CALL
     The company will host a conference call to discuss its 2006 fourth quarter and year-end financial results at 10:00 a.m. CST on Monday, February 12, 2007. To make a reservation for the conference call, please contact InterCall Teleconferencing at (706) 645-6973 and refer to the Sensient Technologies Corporation conference call.
     A replay will be available beginning at 1:00 p.m. CST on February 12, 2007, through midnight on February 19, 2007, by calling (706) 645-9291 and referring to passcode 7263882. A transcript of the call will also be posted on the company’s web site at www.sensient-tech.com after the call concludes.
     This release contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) that reflect management’s current assumptions and estimates of future economic circumstances, industry conditions, company performance and financial results. A variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results, including, but not limited to the factors noted in this press release and in the Management’s Discussion and Analysis in our most recently filed annual report on Form 10-K for the year ended December 31, 2005, and quarterly report on Form 10-Q for the quarter ended September 30, 2006. The forward-looking statements in this press release speak only as to the date of this release. Sensient Technologies Corporation expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations upon which such statements are based.
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Sensient Technologies Corporation Earnings Release — Year ended December 31, 2006 February 12, 2007	Page 4
ABOUT SENSIENT TECHNOLOGIES
     Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances. Sensient employs advanced technologies at facilities around the world to develop food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty chemicals. The Company’s customers include major international manufacturers representing some of the world’s best-known brands. Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient-tech.com
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Sensient Technologies Corporation (In thousands, except percentages and per share amounts)	Page 5
Consolidated Statements of Earnings

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change

Revenue	$272,760	$252,887	7.9	$1,098,774	$1,023,930	7.3

Cost of products sold (includes restructuring charges of $4,340 in 2005)	189,036	187,266	0.9	766,506	731,253	4.8
Selling and administrative expenses	53,891	45,912	17.4	202,991	189,998	6.8
Restructuring and other charges	—	8,465		—	8,465

Operating income	29,833	11,244	165.3	129,277	94,214	37.2
Interest expense	8,969	9,291		35,748	35,737

Earnings before income taxes	20,864	1,953	968.3	93,529	58,477	59.9
Income taxes	5,497	580		27,104	14,282

Net earnings	$15,367	$1,373	1,019.2	$66,425	$44,195	50.3

Earnings per common share:
Basic	$0.33	$0.03	1,000.0	$1.45	$0.95	52.6

Diluted	$0.33	$0.03	1,000.0	$1.44	$0.94	53.2

Average common shares outstanding:
Basic	46,031	46,486	(1.0)	45,900	46,746	(1.8)

Diluted	46,511	46,749	(0.5)	46,204	47,067	(1.8)

Results by Segment	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change
Revenue

Flavors & Fragrances	$185,046	$169,083	9.4	$733,421	$670,594	9.4
Color	83,372	78,649	6.0	350,174	339,939	3.0
Corporate & Other	10,672	10,761	(0.8)	41,301	41,526	(0.5)
Intersegment elimination	(6,330)	(5,606)	12.9	(26,122)	(28,129)	(7.1)

Consolidated	$272,760	$252,887	7.9	$1,098,774	$1,023,930	7.3

Operating Income

Flavors & Fragrances	$27,001	$18,906	42.8	$104,457	$82,473	26.7
Color	13,824	11,604	19.1	59,384	54,197	9.6
Corporate & Other	(10,992)	(19,266)	(42.9)	(34,564)	(42,456)	(18.6)

Consolidated	$29,833	$11,244	165.3	$129,277	$94,214	37.2

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Sensient Technologies Corporation (In thousands, except per share amounts)	Page 6

Consolidated Condensed Balance Sheets
December 31,	2006	2005

Current assets	$551,702	$520,344
Intangibles (net)	463,701	435,165
Property, plant and equipment (net)	391,456	379,380
Other assets	47,208	63,384

Total Assets	$1,454,067	$1,398,273

Current liabilities	$260,610	$442,087
Long-term debt	441,306	283,123
Accrued employee and retiree benefits	43,957	41,980
Other liabilities	4,090	8,855
Shareholders’ equity	704,104	622,228

Total Liabilities and Shareholders’ Equity	$1,454,067	$1,398,273

Consolidated Statements of Cash Flows
Twelve Months Ended December 31,	2006	2005

Net cash provided by operating activities	$99,217	$110,290

Cash flows from investing activities:
Acquisition of property, plant and equipment	(39,314)	(36,102)
Proceeds from sale of assets	3,321	1,101
Decrease in other assets	2,152	1,033

Net cash used in investing activities	(33,841)	(33,968)

Cash flows from financing activities:
Proceeds from additional borrowings	247,483	80,652
Debt and capital lease payments	(290,992)	(109,163)
Purchase of treasury stock	(4,563)	(18,005)
Dividends paid	(28,292)	(28,276)
Proceeds from options exercised and other equity transactions	7,681	3,630

Net cash used in financing activities	(68,683)	(71,162)

Effect of exchange rate changes on cash and cash equivalents	1,274	(335)

Net (decrease) increase in cash and cash equivalents	(2,033)	4,825
Cash and cash equivalents at beginning of year	7,068	2,243

Cash and cash equivalents at end of year	$5,035	$7,068

Supplemental Information
Twelve Months Ended December 31,	2006	2005

Depreciation and amortization	$43,044	$44,859

Dividends per share	$0.61	$0.60
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